Exhibit 99.1

Karman is Experiencing Significant Momentum

Key Statistics

~3x Increase in Active Pipeline[1]

~$2B Increase in Active Pipeline[1]

~4x Increase in BD Activity

Total Opportunity Pipeline ($B)



~$3B
3x Increase
~$1B
Q1 2025
Current

Long-Term Outlook

Major Programs Across Karman Are Entering Rapid Growth

Market Impact Of Major Programs Including Long-Term Framework[2]

Hypersonics & Strategic Missile Defense	*Tactical Missiles & Integrated Defense*
~$500M	**~$700M**
Maritime Defense	*Space & Launch*
~$50M	**~$300M**

Positioned for $1Billion + of Contract Value on High Priority Programs

"FY2026 budget request included $6.5 billion for conventional and hypersonic munitions and invests over $3.9 billion in hypersonic weapons" – National Defense Magazine

"This framework agreement marks a fundamental shift in how we rapidly expand munitions production and magazine depth…" – Department of War

"The U.S. Navy is racing to rebuild its undersea fleet…aimed at maintaining a strategic advantage and meeting rising global demand for advanced undersea capabilities" – Bloomberg

Key 2026 YTD Deals

- ✓ ~$250M Space Launch Production LTA
- ✓ ~$100M Munition Development Program
- ✓ ~$25M Torpedo Recovery Qualification Program
- ✓ ~$20M UAS Launcher Systems









Karman is Well-Positioned to Capitalize on a Generational Opportunity Set Across Its Core Markets

(1) Defined as the aggregate value of business opportunities that are being pursued by the company.
(2) Represents select major programs including active long-term framework agreements that are currently in negotiation. Figures are not final and values reflect total potential contract value over multiple years.

©2026 Karman Space & Defense

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